CSFB 05-10

Group 3

Pay rules

1.

Pay the NAS priority Amount to the 3N1 until retired

2.

Beginning on the 1st distribution date pay the lesser of (x) 99.99% of the principal available in this step 2 or (y) $213,214 to the 3A2 until retired

3.

Pay the 3A1 until retired

4.

Pay the 3A2 until retired

5.

Pay the 3L1 until retired

6.

Pay the 3N1 until retired

Notes

Pxing Speed = 100 PPC (8 TO 24 CPR OVER 12 MONTHS, 24 CPR THERAFTER)

NAS bonds =  3N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 3N1 Balance/Total Non-PO Balance

Settlement = 10/31/05